Exhibit 99.1

Matinas BioPharma Announces Proposed Public Offering of Common Stock

BEDMINSTER, N.J., January 9, 2020 (GLOBE NEWSWIRE)— Matinas BioPharma Holdings, Inc. (“Matinas BioPharma” or the “Company”) — (NYSE AMER: MTNB), a clinical-stage biopharmaceutical company, today announced that it has commenced an underwritten public offering of its common stock. In connection with the offering, Matinas BioPharma intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by Matinas BioPharma.

Piper Sandler & Co. is acting as the sole lead active bookrunner for the offering. SunTrust Robinson Humphrey is also acting as a bookrunner for the offering.

Matinas BioPharma anticipates using the net proceeds from the offering for ongoing development activities for its product candidates, primarily MAT9001, and for working capital and other general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-217106) relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on April 12, 2017. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Before you invest, you should read the prospectus and prospectus supplement for more complete information about Matinas BioPharma and this offering. An electronic copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering, when filed, will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on development of its lead product candidate, MAT9001, for the treatment of cardiovascular and metabolic conditions. MAT9001 is a prescription-only omega-3 fatty acid-based composition, comprised primarily of EPA and DPA, under development for hypertriglyceridemia, that was specifically designed to overcome the shortcomings seen from other agents in the omega-3 class. Company leadership has a deep history and knowledge of cardiovascular drug development and is supported by a world-class team of scientific advisors.

In addition, the Company is developing MAT2203, an oral, encochleated formulation of amphotericin B, to treat serious invasive fungal infections. The drug is based on the Company’s proprietary lipid nano-crystal (LNC) platform technology which can help solve complex challenges relating to the safe and effective delivery of potent medicines, potentially making them more targeted, less toxic and orally bioavailable.

Forward Looking Statements:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion, timing and size of its public offering and the anticipated use of proceeds. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor and Media Contact

Peter Vozzo

Westwicke

443-213-0505

peter.vozzo@westwicke.com

Ian Cooney

Director – Investor Relations & Corporate Development

Matinas Biopharma, Inc.

(415) 722-4563

icooney@matinasbiopharma.com

Source: Matinas BioPharma Holdings, Inc.